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                                                     E X E C U T I O N   C O P Y


                     SEVENTH AMENDMENT TO CREDIT AGREEMENT

                 THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of December 17, 1996, is by and between KAISER ALUMINUM & CHEMICAL CORPORATION, a Delaware corporation (the "Company"), KAISER ALUMINUM CORPORATION, a Delaware corporation (the "Parent Guarantor"), the various financial institutions that are or may from time to time become parties to the Credit Agreement referred to below (collectively, the "Lenders" and, individually, a "Lender"), and BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation, as agent (in such capacity, together with its successors and assigns in such capacity, the "Agent") for the Lenders. Capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Credit Agreement, as amended hereby.

                              W I T N E S S E T H:

                 WHEREAS, the Company, the Parent Guarantor, the Lenders and the Agent are parties to the Credit Agreement, dated as of February 15, 1994, as amended by the First Amendment to Credit Agreement, dated as of July 21, 1994, the Second Amendment to Credit Agreement, dated as of March 10, 1995, the Third Amendment to Credit Agreement and Acknowledgement, dated as of July 20, 1995, the Fourth Amendment to Credit Agreement, dated as of October 17, 1995, the Fifth Amendment to Credit Agreement dated as of December 11, 1995 and the Sixth Amendment to Credit Agreement dated as of October 1, 1996 (the "Credit Agreement"); and

                 WHEREAS, the parties hereto have agreed to amend the Credit Agreement as herein provided;

                 NOW, THEREFORE, the parties hereto agree as follows:

                 Section 1.  Amendments to Credit Agreement.

         1.1     Amendments to Article I:  Definitions.

                 A. Section 1.1 of the Credit Agreement is further hereby amended by adding the following definitions in the appropriate alphabetical order:

                 "'Additional New Senior Debt' means Indebtedness of the Company or any of its Subsidiaries under the Additional New Senior Notes, the Additional New Senior Indentures, or any guaranty of such Indebtedness."





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                 "'Additional New Senior Debt Instruments' means the Additional
                 New Senior Notes, the Additional New Senior Indentures, and all other Instruments and agreements executed and delivered by the Company or any of its Subsidiaries in connection therewith."

                 "'Additional New Senior Indentures' means one or more indentures between the Company, and AJI, KJC, KFC, KAAC, KMH, KSM, Texas Holdings and Texas Sierra, as Subsidiary Guarantors, and the trustee named therein, pursuant to which the Additional New Senior Notes will be issued, as amended, supplemented, restated, or otherwise modified from time to time in accordance with the terms of any such indenture and this Agreement."

                 "'Additional New Senior Notes' means the promissory notes in a principal amount not exceeding $50,000,000 issued by the Company in one or more tranches pursuant to the Additional New Senior Indentures, as amended, supplemented, restated, or otherwise modified from time to time in accordance with the terms of the Additional New Senior Indentures and this Agreement and all other promissory notes accepted from time to time in substitution therefor or renewal thereof in accordance with the terms of the Additional New Senior Indentures and this Agreement."

         1.2     Amendments to Article IX:  Covenants.

                 A. Section 9.1.1 of the Credit Agreement is hereby amended by (i) adding the phrase ", any Additional New Senior Debt Instrument" after the phrase "any Senior Debt Instrument" contained in clause (d)(ii)(B) thereof, and (ii) adding the phrase ", any Additional New Senior Debt Instrument" after the phrase "any New Senior Debt Instrument" each time it appears in clause (h) thereof.

                 B. Section 9.1.10 of the Credit Agreement is hereby amended by (i) adding the phrase ", the Additional New Senior Indentures" after the phrase "the New Senior Indenture" the first time it appears in clause
(b)(ii) thereof, and (ii) adding the phrase ", or the Additional New Senior Indentures" after the phrase "the New Senior Indenture" the second time it appears in clause (b)(ii) thereof.

                 C. Section 9.1.10 of the Credit Agreement is hereby further amended by (i) adding the phrase ", the Additional New Senior Indentures" after the phrase "the New Senior Indenture" the first time it appears in clause (c)(i) thereof and (ii) adding the phrase ", or the Additional New Senior Indentures" after the phrase "the New Senior Indenture" the second time it appears in clause (c)(i) thereof.

                 D. Section 9.2.2 of the Credit Agreement is hereby amended by amending clause (b)(i) to read in its entirety as follows:




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                 "(i) Indebtedness of the Company in respect of (A) the Senior
Debt, (B) the New Senior Debt, provided that (1) the aggregate principal amount thereof does not exceed $200,000,000, (2) such Indebtedness is unsecured, (3) such Indebtedness is issued on or prior to February 1, 1997, (4) such Indebtedness does not mature prior to February 15, 2002 and (5) the New Senior Indenture is substantially in the form of the Senior Indenture, (C) the Additional New Senior Debt, provided that (1) the aggregate principal amount thereof does not exceed $50,000,000, (2) such Indebtedness is unsecured, (3) such Indebtedness is issued on or prior to March 1, 1997, (4) such Indebtedness does not mature prior to February 15, 2002 and (5) the Additional New Senior Indentures are substantially in the form of the New Senior Indenture, and (D) Contingent Obligations of AJI, KJC, KFC, KAAC, KMH, KSM, Texas Holdings and Texas Sierra as a 'Subsidiary Guarantor' (under and as defined in the Senior Indenture, the New Senior Indenture, the Additional New Senior Indentures and the Subordinated Indenture) in respect of the Senior Debt, the New Senior Debt, the Additional New Senior Debt and the Subordinated Debt, respectively;"

                 E. Section 9.2.6 of the Credit Agreement is hereby amended by adding the phrase "any Additional New Senior Debt," after the phrase "any New Senior Debt," contained in clause (b)(iv) thereof.

                 F. Section 9.2.11 of the Credit Agreement is hereby amended by adding the phrase "or the Additional New Senior Indentures" after the phrase "the New Senior Indenture" contained in the paragraph following clause (k) thereof.

                 G. Section 9.2.13 of the Credit Agreement is hereby amended by (i) adding the phrase ", any Additional New Senior Debt" after the phrase "any New Senior Debt" contained in clause (a) thereof, (ii) adding the phrase ", Additional New Senior Debt" after the phrase "New Senior Debt" each time it appears in clause (c) thereof, (iii) adding the phrase ", Additional New Senior Debt" after the phrase "New Senior Debt" contained in clause (d) thereof, and (iv) adding the phrase ", to deliver any certificate and opinion permitted to be given to the trustee under any similar provisions of the Additional New Senior Indentures with respect to any 'Subsidiary Guarantor' (under and as defined in the Additional New Senior Indentures)" after the phrase "Subordinated Indenture)" contained in clause (e) thereof.

                 H. Section 9.2.15 of the Credit Agreement is hereby amended by adding the phrase ", the Additional New Senior Indentures" after the phrase "the Senior Indenture" contained therein.

                 I. Section 9.2.19 of the Credit Agreement is hereby amended by adding the phrase ", the Additional New Senior Debt Instruments" after the phrase "the Senior Debt Instruments" contained therein.




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         1.3     Amendments to Article X:  Events of Default.

                 A. Section 10.1.11 of the Credit Agreement is hereby amended by (i) adding the phrase ", any Additional New Senior Debt Instrument" after the phrase "any New Senior Debt Instrument" contained therein and (ii) adding the phrase ", any Additional New Senior Debt" after the phrase "any New Senior Debt" contained therein.

                 Section 2.  Conditions to Effectiveness.

                 This Amendment shall become effective as of the date hereof only when the following conditions shall have been satisfied and notice thereof shall have been given by the Agent to the Parent Guarantor, the Company and each Lender (the date of satisfaction of such conditions and the giving of such notice being referred to herein as the "Seventh Amendment Effective Date"):

                 A. The Agent shall have received for each Lender counterparts hereof duly executed on behalf of the Parent Guarantor, the Company, the Agent and the Required Lenders (or notice of the approval of this Amendment by the Required Lenders satisfactory to the Agent shall have been received by the Agent).

                 B.       The Agent shall have received:

                          (1)     Resolutions of the Board of Directors or of
the Executive Committee of the Company and the Parent Guarantor approving and authorizing the execution, delivery and performance of this Amendment, certified by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment as of the date of execution hereof by the Company or the Parent Guarantor, as the case may be;

                          (2)     A signature and incumbency certificate of the
officers of the Company and the Parent Guarantor executing this Amendment;

                          (3)     For each Lender an opinion, addressed to the
Agent and each Lender, from Kramer, Levin, Naftalis & Frankel, in form and substance satisfactory to the Agent; and

                          (4)     Such other information, approvals, opinions,
documents, or instruments as the Agent may reasonably request.

                 Section 3.  Company's Representations and Warranties.

                 In order to induce the Lenders and the Agent to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Parent Guarantor and the Company represent and warrant to each Lender and the Agent that, as of the Seventh




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Amendment Effective Date after giving effect to the effectiveness of this
Amendment, the following statements are true and correct in all material respects:

                 A. Authorization of Agreements. The execution and delivery of this Amendment by the Company and the Parent Guarantor and the performance of the Credit Agreement as amended by this Amendment (the "Amended Agreement") by the Company and the Parent Guarantor are within such Obligor's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company and the Parent Guarantor, as the case may be.

                 B. No Conflict. The execution and delivery by the Company and the Parent Guarantor of this Amendment and the performance by the Company and the Parent Guarantor of the Amended Agreement do not:

                          (1)     contravene such Obligor's Organic Documents;

                          (2)     contravene the Senior Indenture or the
Subordinated Indenture or contravene any other contractual restriction where such a contravention has a reasonable possibility of having a Materially Adverse Effect or contravene any law or governmental regulation or court decree or order binding on or affecting such Obligor or any of its Subsidiaries; or

                          (3)     result in, or require the creation or
imposition of, any Lien on any of such Obligor's properties or any of the properties of any Subsidiary of such Obligor, other than pursuant to the Loan Documents.

                 C. Binding Obligation. This Amendment has been duly executed and delivered by the Company and the Parent Guarantor and this Amendment and the Amended Agreement constitute the legal, valid and binding obligations of the Company and the Parent Guarantor, enforceable against the Company and the Parent Guarantor in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by general principles of equity.

                 D. Governmental Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required for the due execution, delivery or performance of this Amendment by the Company or the Parent Guarantor.

                 E. Incorporation of Representations and Warranties from Credit Agreement. Each of the statements set forth in Section 7.2.1 of the Credit Agreement is true and correct.




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                 Section 4.  Acknowledgement and Consent.

                 The Company is a party to the Company Collateral Documents, in each case as amended through the date hereof, pursuant to which the Company has created Liens in favor of the Agent on certain Collateral to secure the Obligations. The Parent Guarantor is a party to the Parent Collateral Documents, in each case as amended through the date hereof, pursuant to which the Parent Guarantor has created Liens in favor of the Agent on certain Collateral and pledged certain Collateral to the Agent to secure the Obligations of the Parent Guarantor. Certain Subsidiaries of the Company are parties to the Subsidiary Guaranty and/or one or more of the Subsidiary Collateral Documents, in each case as amended through the date hereof, pursuant to which such Subsidiaries have (i) guarantied the Obligations and/or (ii) created Liens in favor of the Agent on certain Collateral. The Company, the Parent Guarantor and such Subsidiaries are collectively referred to herein as the "Credit Support Parties", and the Company Collateral Documents, the Parent Collateral Documents, the Subsidiary Guaranty and the Subsidiary Collateral Documents are collectively referred to herein as the "Credit Support Documents".

                 Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement as amended by this Amendment and consents to the amendment of the Credit Agreement effected as of the date hereof pursuant to this Amendment.

                 Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, the payment and performance of all obligations guaranteed or secured thereby, as the case may be.

                 Each Credit Support Party (other than the Company and the Parent Guarantor) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.




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                 Section 5.  Miscellaneous.

                 A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

                          (1)     On and after the Seventh Amendment Effective
Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                          (2)     Except as specifically amended by this
Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                 B. Applicable Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO SUCH LAWS RELATING TO CONFLICTS OF LAWS.

                 C. Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

                 D. Counterparts. This Amendment may be executed by the parties hereto in several counterparts and by the different parties on separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                 E. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provisions in any other jurisdiction.





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                 IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

KAISER ALUMINUM CORPORATION       KAISER ALUMINUM & CHEMICAL
                                        CORPORATION

By: /s/ KAREN A. TWITCHELL                                  By: /s/ KAREN A. TWITCHELL
   ----------------------------------------                    ---------------------------------------
Name Printed: Karen A. Twitchell                   Name Printed: Karen A. Twitchell
Its: Treasurer                                              Its: Treasurer

BANKAMERICA BUSINESS CREDIT,                       BANKAMERICA BUSINESS CREDIT,
  INC., as Agent                                            INC.

By: /s/ MICHAEL J. JASAITIS                                 By: /s/ MICHAEL J. JASAITIS
   ----------------------------------------                    ---------------------------------------
Name: Michael J. Jasaitis                                   Name: Michael J. Jasaitis
Its: Vice President                                         Its: Vice President

BANK OF AMERICA NATIONAL TRUST                              THE CIT GROUP/BUSINESS
  AND SAVINGS ASSOCIATION                          CREDIT, INC.

By:                                                         By:
   ----------------------------------------                    ---------------------------------------
Name Printed:                                      Name Printed:
             ---------------------                              ---------------------
Its:                                                        Its:
    ---------------------------------------                     --------------------------------------

CONGRESS FINANCIAL CORPORATION                              HELLER FINANCIAL, INC.
   (WESTERN)

By:                                                         By:
   ----------------------------------------                    ---------------------------------------
Name Printed:                                               Name Printed:
             ---------------------                                       ---------------------
Its:                                                        Its:
    ---------------------------------------                     --------------------------------------

LA SALLE NATIONAL BANK                                      NATIONAL WESTMINSTER BANK
                                                             PLC

By:                                                         By:
   ----------------------------------------                    ---------------------------------------
Name Printed:                                               Name Printed:
             ---------------------                                       ---------------------
Its:                                                        Its:
    ---------------------------------------                     --------------------------------------





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TRANSAMERICA BUSINESS CREDIT                 ABN AMRO BANK N.V.
   CORPORATION                               San Francisco International Branch
                                                 by:  ABN AMRO North America,
                                                 Inc., as agent

By:                                                    By:
   ----------------------------------------               ---------------------------------------
Name Printed:                                          Name Printed:
             ------------------------------                         -----------------------------
Its:                                                   Its:
    ---------------------------------------                --------------------------------------

                                                       By:
                                                          ---------------------------------------
                                                       Name Printed:
                                                                    -----------------------------
                                                       Its:
                                                           --------------------------------------





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ACKNOWLEDGED AND AGREED TO:

AKRON HOLDING CORPORATION                  KAISER ALUMINUM & CHEMICAL
                                            INVESTMENT, INC.

By: /s/ KAREN A. TWITCHELL                 By: /s/ KAREN A. TWITCHELL
   --------------------------------------     ---------------------------------------
Name Printed: Karen A. Twitchell           Name Printed: Karen A. Twitchell
Its: Treasurer                             Its: Treasurer

KAISER ALUMINUM PROPERTIES,                KAISER ALUMINUM TECHNICAL
   INC.                                      SERVICES, INC.

By: /s/ KAREN A. TWITCHELL                 By: /s/ KAREN A. TWITCHELL
   --------------------------------------     ---------------------------------------
Name Printed: Karen A. Twitchell           Name Printed: Karen A. Twitchell
Its: Treasurer                             Its: Treasurer

OXNARD FORGE DIE COMPANY, INC.             KAISER ALUMINIUM INTERNATIONAL, INC.

By: /s/ KAREN A. TWITCHELL                 By: /s/ KAREN A. TWITCHELL
   --------------------------------------     ---------------------------------------
Name Printed: Karen A. Twitchell           Name Printed: Karen A. Twitchell
Its: Treasurer                             Its: Treasurer

KAISER ALUMINA AUSTRALIA                   KAISER FINANCE CORPORATION
  CORPORATION

By: /s/ KAREN A. TWITCHELL                 By: /s/ KAREN A. TWITCHELL
   --------------------------------------  ---------------------------------------
Name Printed: Karen A. Twitchell           Name Printed: Karen A. Twitchell
Its: Treasurer                             Its: Treasurer

ALPART JAMAICA INC.                        KAISER JAMAICA CORPORATION

By: /s/ KAREN A. TWITCHELL                 By: /s/ KAREN A. TWITCHELL
   --------------------------------------     ---------------------------------------
Name Printed: Karen A. Twitchell           Name Printed: Karen A. Twitchell
Its: Treasurer                                     Its: Treasurer





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
KAISER BAUXITE COMPANY                     KAISER EXPORT COMPANY

By:        /s/ KAREN A. TWITCHELL          By:        /s/ KAREN A. TWITCHELL
   --------------------------------------     ---------------------------------------
Name Printed: Karen A. Twitchell           Name Printed: Karen A. Twitchell
Its: Treasurer                             Its: Treasurer

KAISER MICROMILL HOLDINGS, LLC             KAISER SIERRA MICROMILLS, LLC

By:        /s/ KAREN A. TWITCHELL          By:        /s/ KAREN A. TWITCHELL
   --------------------------------------     ---------------------------------------
Name Printed: Karen A. Twitchell           Name Printed: Karen A. Twitchell
Treasurer of Kaiser Aluminum               Its: Treasurer
& Chemical Corporation

KAISER TEXAS SIERRA MICROMILLS,            KAISER TEXAS MICROMILL
LLC                                        HOLDINGS, LLC

By:        /s/ KAREN A. TWITCHELL          By:        /s/ KAREN A. TWITCHELL
   --------------------------------------     ---------------------------------------
Name Printed: Karen A. Twitchell           Name Printed: Karen A. Twitchell
Its: Treasurer                             Its: Treasurer





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